Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation Reports First Quarter

TEANECK, N.J., November 9, 2015 (GLOBE NEWSWIRE) – Phibro Animal Health Corporation (NASDAQ:PAHC) today announced its financial results for its first quarter ended September 30, 2015.

•	Highlights for the September 2015 quarter (compared to the September 2014 quarter, excluding the prior year milestone payments for licensing of vaccine delivery technology)

-	Net sales of $187 million, an increase of 3%

-	Adjusted EBITDA of $27.7 million, an increase of 13%

-	Adjusted diluted EPS of $0.44 compared with $0.36

COMMENTARY

“I am once again proud of the performance of our team.  Despite the economic challenges faced by many of the countries in which we operate, our Animal Health segment recorded 8% sales growth and 19% adjusted EBITDA growth for the quarter.  We are progressing nicely on our capacity expansions while we also continue to seek acquisitions that will complement our strategy,” commented Jack Bendheim, Phibro’s Chairman, President and Chief Executive Officer.

QUARTERLY RESULTS

Our results for the three months ended September 30, 2014 included $6.0 million of revenue and income from milestone payments for licensing of vaccine delivery technology. For a better understanding of underlying trends, we also present comparisons with 2014 that exclude the prior year milestone payments.

Net sales

Net sales of $187.1 million for the three months ended September 30, 2015 increased $5.7 million, or 3%, excluding the prior year $6.0 million in vaccine licensing milestone revenue, as compared to the three months ended September 30, 2014. Animal Health grew $8.9 million, while Performance Products and Mineral Nutrition declined $2.3 million and $1.0 million, respectively.

Net sales decreased $0.3 million, or less than 1%, including the prior year $6.0 million in vaccine licensing milestone revenue.

Animal Health

Net sales of $120.1 million for the three months ended September 30, 2015 grew $8.9 million, or 8%, excluding the prior year $6.0 million in vaccine licensing milestone revenue. The growth was primarily due to volume increases across all product groups. MFAs and other grew $4.7 million, or 6%, primarily due to volume growth in international markets. Nutritional specialty products grew $2.9 million, or 15%, primarily due to U.S. and E.U. volume growth of our products for the dairy industry and the introduction of products for the U.S. poultry industry. Vaccines grew $1.3 million, or 12%, excluding the $6.0 million in vaccine licensing milestone revenue, principally from volume growth, including sales of MJ Biologics, Inc. (“MJB”) products that began in January 2015.

Net sales grew $2.9 million, or 2%, including the prior year $6.0 million in vaccine licensing milestone revenue.

Mineral Nutrition

Net sales of $54.5 million decreased $1.0 million, or 2%, for the three months ended September 30, 2015. The decrease is due to lower average selling prices as a result of declines in underlying raw material commodity prices. Partially offsetting these declines were increased sales volumes of certain trace mineral products, as current market conditions improved demand.

Performance Products

Net sales of $12.5 million decreased $2.3 million, or 15%, for the three months ended September 30, 2015, due to lower volumes and average selling prices of copper-based products and lower volumes of chemical catalyst products.

Gross profit

Gross profit of $60.2 million for the three months ended September 30, 2015 increased $5.8 million, or 11%, to 32.2% of net sales, excluding the prior year $6.0 million in vaccine licensing milestone revenue, as compared to the three months ended September 30, 2014. Animal Health gross profit increased $7.3 million, excluding the prior year vaccine licensing milestone revenue, due to volume growth, lower unit costs from improved operating efficiencies and favorable currency movements, partially offset by costs related to sales of MJB products. Mineral Nutrition gross profit decreased $0.1 million due to lower average selling prices, partially offset by lower product costs and higher volumes. Performance Products gross profit decreased $1.3 million due to lower volumes, lower average selling prices and higher product costs.

Gross profit declined $0.2 million, or less than 1%, including the prior year $6.0 million in vaccine licensing milestone revenue.

Selling, general and administrative expenses

Selling, general and administrative (“SG&A”) expenses of $38.3 million for the three months ended September 30, 2015 increased $3.1 million, or 9%, as compared to the three months ended September 30, 2014. Animal Health accounted for $2.8 million of the increase, driven by increased sales and development costs and $0.4 million of acquisition related accrued compensation related to the MJB transactions. Corporate expenses accounted for $0.4 million of the increase due to salary and wage-related costs, in part related to the costs of being a public company.

Adjusted EBITDA

Adjusted EBITDA of $27.7 million for the three months ended September 30, 2015 increased $3.2 million, or 13%, excluding the prior year $6.0 million in vaccine licensing milestone revenue, as compared to the three months ended September 30, 2014. Animal Health adjusted EBITDA increased $5.0 million, or 19%, due to sales growth and increased gross profit, partially offset by increased SG&A expenses. Mineral Nutrition decreased $0.3 million, or 9%, due to lower average selling prices, partially offset by higher sales volumes and improved operating margins. Performance Products decreased $1.0 million, or 92%, due to lower sales volumes and lower average selling prices. Corporate expenses increased $0.5 million due to increases in salary and wage-related costs, in part related to the costs of being a public company.

Adjusted EBITDA declined $2.8 million, or 9%, including the prior year $6.0 million in vaccine licensing milestone revenue.

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Interest expense, net

Interest expense, net, of $3.8 million for the three months ended September 30, 2015 increased $0.3 million, due to acquisition related accrued interest in connection with the MJB transactions.

Foreign currency (gains) losses, net

Foreign currency (gains) losses, net for the three months ended September 30, 2015 amounted to net gains of $5.5 million, as compared to $1.2 million in net gains for the three months ended September 30, 2014. Foreign currency gains in the three months ended September 30, 2015 were primarily due to the movement of Brazil and Turkey currencies relative to the U.S. dollar. Foreign currency gains and losses primarily arise from intercompany balances.

Provision for income taxes

Income tax expense was $4.7 million for the three months ended September 30, 2015, compared with $3.9 million for the same period last year. Our consolidated provisions for income taxes are primarily comprised of income taxes relating to profitable foreign jurisdictions. Our effective tax rate for the current quarter was 20.2% as compared to 17.0% for last year. The increase in our effective rate was primarily due to a greater proportion of our pre-tax income being generated in our foreign subsidiaries during this quarter as compared to the same quarter last year. The provision for income taxes on domestic pre-tax income was substantially offset by the utilization of domestic net operating losses that previously had been offset by a valuation allowance. The provision for income taxes also includes benefits from the recognition of certain previously unrecognized tax benefits of $1.6 million and $1.2 million for the three months ended September 30, 2015 and 2014, respectively.

Adjusted diluted EPS

Adjusted diluted EPS was $0.44 for the quarter, compared with $0.36 last year, excluding the prior year milestone payments for licensing of vaccine delivery technology. The increase was primarily due to growth in adjusted EBITDA.

BALANCE SHEET AND CASH FLOWS

•	2.9x leverage ratio at September 30, 2015

-	$307 million total debt

-	$107 million LTM adjusted EBITDA

•	$32 million cash on hand at September 30, 2015

•	$(10) million net cash flow before financing for the September 2015 quarter

-	Working capital and other items used $25 million of cash

-	Capex of $8 million

•	Dividend

-	$3.9 million quarterly dividend paid during the September 2015 quarter

-	$3.9 million quarterly dividend to be paid December 2015

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WEBCAST & CONFERENCE CALL DETAILS

Phibro Animal Health Corporation will host a webcast and conference call during which the company will review quarterly financial results.

Details for the webcast and conference call:

Date:	Tuesday, November 10, 2015

Time:	9:00 AM Eastern Time

Location:	http://investors.pahc.com

	U.S. Toll-Free:	+1 (877) 853-5634
	International Toll:	+1 (315) 625-6893
	Conference ID:	46698066

NOTE: In order to join this conference call, all participants will be required to provide the Conference ID number.

A replay of the webcast will be archived and made available on Phibro’s website.

DISCLOSURE NOTICES

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

Non-GAAP Financial Information: We use non-GAAP financial measures, such as adjusted EBITDA, adjusted net income and pro forma adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. Management uses adjusted EBITDA as its primary operating measure. We report Adjusted Net Income to portray the results of our operations prior to considering certain income statement elements. We report pro forma adjusted diluted earnings per share to reflect the pro forma effects of the IPO and refinancing on all periods presented. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this communication should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this communication and/or our Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Internet Posting of Information: We routinely post information that may be important to investors in the “Investors” section of our website at www.pahc.com. We encourage investors and potential investors to consult our website regularly for important information about us.

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Phibro Animal Health Corporation

Consolidated Results of Operations

	Three Months
For the Periods Ended September 30	2015	2014	Change		2014 ex- licensing	Change ex- licensing
	(in millions, except per share amounts)

Net sales	$187.1	$187.5	$(0.3)	(0)%	$181.5	$5.7	3%
Gross profit	60.2	60.3	(0.2)	(0)%	54.3	5.8	11%
Selling, general and administrative expenses	38.3	35.2	3.1	9%	35.2	3.1	9%
Operating income	21.9	25.1	(3.2)	(13)%	19.1	2.8	14%
Interest expense, net	3.8	3.5	0.3	9%	3.5	0.3	9%
Foreign currency (gains) losses, net	(5.5)	(1.2)	(4.2)	*	(1.2)	(4.2)	*
Income before income taxes	23.5	22.8	0.7	3%	16.8	6.7	40%
Provision for income taxes	4.7	3.9	0.9	22%	3.9	0.9	22%
Net income	$18.8	$18.9	$(0.2)	(1)%	$12.9	$5.8	45%

Net income per share
basic	$0.48	$0.49	$(0.01)		$0.33	$0.15
diluted	$0.47	$0.48	$(0.01)		$0.33	$0.14

Weighted average common shares outstanding
basic	39.1	38.9			38.9
diluted	40.0	39.6			39.6

Ratio to net sales
Gross profit	32.2%	32.2%			29.9%
Selling, general and administrative expenses	20.5%	18.8%			19.4%
Operating income	11.7%	13.4%			10.5%
Income before income taxes	12.6%	12.2%			9.3%
Net income	10.0%	10.1%			7.1%
Effective tax rate	20.2%	17.0%			23.1%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Segment Net Sales and Adjusted EBITDA

	Three Months
For the Periods Ended September 30	2015	2014	Change		2014 ex- licensing	Change ex- licensing
	(in millions)
Net Sales
MFAs and other	$85.5	$80.8	$4.7	6%	$80.8	$4.7	6%
Nutritional specialties	22.4	19.5	2.9	15%	19.5	2.9	15%
Vaccines	12.2	16.9	(4.7)	(28)%	10.9	1.3	12%
Animal Health	120.1	117.2	2.9	2%	111.2	8.9	8%
Mineral Nutrition	54.5	55.4	(1.0)	(2)%	55.4	(1.0)	(2)%
Performance Products	12.5	14.8	(2.3)	(15)%	14.8	(2.3)	(15)%
Total	$187.1	$187.5	$(0.3)	(0)%	$181.5	$5.7	3%

Adjusted EBITDA
Animal Health	$31.5	$32.5	$(1.0)	(3)%	$26.5	$5.0	19%
Mineral Nutrition	3.2	3.5	(0.3)	(9)%	3.5	(0.3)	(9)%
Performance Products	0.1	1.0	(1.0)	(92)%	1.0	(1.0)	(92)%
Corporate	(7.0)	(6.5)	(0.5)	*	(6.5)	(0.5)	*
Total	$27.7	$30.5	$(2.8)	(9)%	$24.5	$3.2	13%

Ratio to segment net sales
Animal Health	26.2%	27.7%			23.8%
Mineral Nutrition	5.8%	6.3%			6.3%
Performance Products	0.7%	7.0%			7.0%
Corporate (1)	(3.7)%	(3.5)%			(3.6)%
Total (1)	14.8%	16.2%			13.5%
(1) reflects ratio to total net sales

Reconciliation of GAAP Net Income to Adjusted EBITDA
Net income	$18.8	$18.9	$(0.2)	(1)%	$12.9	$5.8	45%
Interest expense, net	3.8	3.5	0.3	9%	3.5	0.3	9%
Provision for income taxes	4.7	3.9	0.9	22%	3.9	0.9	22%
Depreciation and amortization	5.4	5.4	0.1	1%	5.4	0.1	1%
EBITDA	32.7	31.7	1.1	3%	25.7	7.1	28%
Acquisition related accrued compensation	0.4	-	0.4	*	-	0.4	*
Foreign currency (gains) losses, net	(5.5)	(1.2)	(4.2)	*	(1.2)	(4.2)	*
Adjusted EBITDA	$27.7	$30.5	$(2.8)	(9)%	$24.5	$3.2	13%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Adjusted Net Income

	As Reported		Adjustments		Adjusted
For the Three Months Ended September 30	2015	2014	2015	2014	2015	2014	2014 ex- licensing
	(in millions, except per share amounts)

Net sales	$187.1	$187.5	$-	$-	$187.1	$187.5	$181.5
Gross profit	60.2	60.3	-	-	60.2	60.3	54.3
Selling, general and administrative expenses(1)	38.3	35.2	(1.7)	(1.1)	36.6	34.2	34.2
Operating income	21.9	25.1	1.7	1.1	23.5	26.2	20.2
Interest expense, net (2)	3.8	3.5	(0.3)	-	3.5	3.5	3.5
Foreign currency (gains) losses, net	(5.5)	(1.2)	5.5	1.2	-	-	-
Income before income taxes	23.5	22.8	(3.4)	(0.1)	20.1	22.7	16.7
Provision for income taxes(3)	4.7	3.9	(2.4)	(1.4)	2.3	2.4	2.4
Net income	$18.8	$18.9	$(1.0)	$1.3	$17.7	$20.2	$14.2

Net income per share - diluted	$0.47	$0.48	$(0.03)	$0.03	$0.44	$0.51	$0.36

Weighted average common shares outstanding - diluted	40.0	39.6			40.0	39.6	39.6

(1)Adjustments to selling, general and administrative expense include acquisition related accrued compensation of $0.4 for the three months ended September 30, 2015 and intangible amortization of $1.3 and $1.1 for the three months ended September 30, 2015 and 2014, respectively.

(2)Adjustments to interest expense, net include acquisition related accrued interest of $0.3 and $0.0 for the three months ended September 30, 2015 and 2014, respectively.

(3)We adjust the provision for income taxes to reflect cash income taxes paid in the period.

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Phibro Animal Health Corporation

Operating and Investing Cash Flows

	Three Months
For the Periods Ended September 30	2015	2014	Change
	(in millions)

Adjusted EBITDA	$27.7	$30.5	$(2.8)
Interest paid	(3.3)	(3.3)	0.0
Income taxes paid	(2.3)	(2.4)	0.1
Changes in operating assets and liabilities and other items	(24.5)	(7.4)	(17.1)
Net cash provided (used) by operating activities	$(2.4)	$17.4	$(19.8)

Capital expenditures	$(8.1)	$(4.0)	$(4.1)
Other investing	0.2	-	0.2
Net cash provided (used) by investing activities	$(7.8)	$(4.0)	$(3.9)

Net cash flow before financing activities	$(10.2)	$13.4	$(23.6)

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and marketer of a broad range of animal health and mineral nutrition products for use in the production of poultry, swine, cattle, dairy and aquaculture. For further information, please visit www.pahc.com.

Contact:	Phibro Animal Health Corporation
Richard Johnson
Chief Financial Officer
+1-201-329-7300
or
investor.relations@pahc.com

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